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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated March 12, 1998, on our audit of the consolidated financial statements of AnswerThink Consulting Group, Inc. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data."



Coopers & Lybrand L.L.P.

Miami, Florida
March 17, 1998